EXHIBIT 99.1

CONTRACT OF EMPLOYMENT

THIS DEED is made the 22nd day of June 2012.

1.                                      Parties

(1)                                    ASTEX THERAPEUTICS LIMITED of 436 Cambridge Science Park, Milton Road, Cambridge, CB4 0QA (the “Employer”)

(2)                                    DR HARREN JHOTI (the “Executive”)

2.                                      Date of Employment

The Executive’s employment under this agreement commenced on June 22, 2012.

The Executive’s period of continuous employment for the purposes of the Employment Rights Act 1996 commenced on 1 July 1999.

3.                                      Nature of Employment

The Executive is employed as President of Astex Pharmaceuticals, Inc.

The Executive shall carry out such duties as shall from time to time be assigned to him by the Employer.

The Executive will be expected to report to and liaise with James S.J. Manuso, the Chairman and CEO of Astex Pharmaceuticals, Inc. (or his successor in title) (the “CEO”).

The Executive agrees that he will spend the whole of his time and attention on the Employer’s business during normal working hours and that during the term of his employment with the Employer he will not engage in any other employment, occupation, consulting or other business activity without receiving prior written approval from the Employer.

The Executive will use his best endeavours to promote, maintain and extend the interests and reputation of the Employer and Astex Pharmaceuticals, Inc. and to comply with all rules and regulations of all regulatory bodies relevant to his employment.  The Executive will at all times promptly report to the CEO any act or omission by him or any other person which may prejudice or injure the interests of the Employer or Astex Pharmaceuticals, Inc.

There are no collective agreements applicable to the Executive’s employment.

4.                                      Right to work in the UK

The Executive warrants that he has the unrestricted right to work in the United Kingdom without any immigration approvals.

5.                                      Notice of Termination

In order to terminate the employment under this contract the Executive is required to give to the Employer, and the Employer is required to give to the Executive, six months’ written notice.

In addition, subject to the Executive executing a compromise agreement validly waiving all claims arising from or in relation to his employment and its termination, the Executive will be entitled to participate in the Employer’s Officer Severance Benefit Plan (the “Severance Plan”) from time to time in force save that any remuneration received by the Executive in relation to or in lieu of his notice period shall be deducted from any payments that would otherwise be due under the Severance Plan.

After notice has been served by the Employer or the Executive, the Employer may require the Executive to serve all or any part of his notice period on garden leave, for which garden leave period the Employer may:

(a)                                  require the Executive to carry out no duties; or

(b)                                 require the Executive to remain away from the office; or

(c)                                  require the Executive to carry out such duties as the Employer may require provided that such duties are of a standard appropriate to the Executive’s job description.

For the avoidance of doubt the Executive shall remain an Executive of the Employer during the notice period and will continue to be bound by the terms of this contract.

Notwithstanding the other provisions of this clause 5, the Employer reserves the right to terminate the Executive’s employment with immediate effect by notifying the Executive in writing to this effect and on the same date or within a reasonable period thereafter making a payment to the Executive of his basic salary (less deductions by way of income tax and employee National Insurance contributions) in lieu of any unexpired period of notice.

The Executive agrees that after notice of termination has been given by either party he will on request by the Employer resign without any claim from compensation from any office or directorship he holds in the Employer, Astex Pharmaceuticals, Inc. or any other associated company and that he irrevocably appoints the Employer to be his attorney in his name and on his behalf to execute any documents and do anything necessary to give effect to this clause.

6.                                      Remuneration

(a)                                  Basic salary

The Executive’s gross remuneration is £338,710 inclusive of any directors fees per annum and shall be paid monthly in arrears, less tax and national insurance and shall be deemed to accrue from day to day based on a 5 day working week.

Salaries are normally paid by direct transfer to the Executive’s bank account on the last working day of the month.

(b)                                 Discretionary bonus

At the absolute discretion of the Compensation Committee, the Executive may be entitled to a discretionary bonus on such terms and in such amount (if any) as the Compensation Committee may determine.  Any bonus payment will be subject to all prior deductions required by law by way of income or employment taxes and National Insurance contributions.

Payment of a bonus in one year will not give rise to any entitlement to or expectation of a bonus in any subsequent year.

At the commencement of this agreement, the Employer confirms that the Executive’s on target bonus for the purposes of any discretionary bonus payment will be 60% of his basic annual salary.

The Employer reserves the right, at its absolute discretion, to remove, vary or amend any policy or scheme relating to any discretionary bonus and/or the basic annual salary percentage of any on target bonus.

In any event, the Executive will have no entitlement to any discretionary bonus payment if, prior to the payment date, his employment terminates or if he is under notice of the termination of his employment.

Any disputes regarding any discretionary bonus will be resolved by the Compensation Committee at its absolute discretion.

7.                                      Expenses

The Executive shall be reimbursed all reasonable expenses properly incurred in the discharge of the Executive’s duties in accordance with this contract and subject to any other instructions or regulations issued by the Employer from time to time.  As a pre-condition of payment, the Executive will be expected to produce vouchers, receipts, or other evidence of the expenses in respect of which the Executive claims reimbursement.

The Executive must not without the prior written authorisation of the CEO or in breach of any applicable legislation directly or indirectly seek, receive or obtain, in respect of the performance of his duties or of any goods or services sold or purchased or other business transacted (whether or not by the Executive) by or on behalf of the Employer or any of the Employer’s group companies, any personal benefits, discount, rebate, commission, bribe, kickback or other inducement (“Inducement”) (whether in cash or in kind).  In the event that the Executive or any person on the Executive’s behalf directly or indirectly receives any such Inducement, the Executive must immediately account to the Employer for the amount so received.

8.                                      Other Benefits

In addition to the above remuneration the Executive shall be entitled to:

(a)                                  Private health cover (for the Executive, his spouse and dependents);

(b)                                 Permanent Health Insurance;

(c)                                  A contribution of 10% of the Executive’s basic salary into an Employer Personal Pension Plan;

(d)                                 Life assurance of a maximum of 4 times the Executive’s basic salary from time to time in force.

To the extent that any of the benefits are taxable the Executive will be responsible for all those liabilities.

A contracting out certificate is not in force in respect of the employment.

Participation in any insurance based benefit (including Private Medical Insurance, Death in Service and PHI) is subject to the relevant policy terms and conditions from time to time in force, is conditional on the Executive satisfying any applicable requirements of the insurer and being accepted at normal rates of premium. The Employer shall have no liability to pay any benefit to the Executive unless it receives payment from the insurer.

Nothing in this agreement shall constrain or prevent the Employer from terminating the Executive’s employment, notwithstanding that the Executive is or may be entitled to receive benefit payments or other benefits under any PHI Scheme from time to time in force.

If the Executive’s work in the United States causes him to be liable for taxes in the United States in addition to taxes in the United Kingdom on his remuneration, the Employer will reimburse the Executive for all such income and employment taxes he pays in the United States which are in excess of taxes he would have paid were he working fulltime in the United Kingdom and only subject to income tax and social security contributions in the United Kingdom.  Any such reimbursement shall be made no later than the end of the calendar year following the calendar year in which such taxes were remitted to the United States, and for the avoidance of doubt, shall be grossed up to take account of any taxes or social security contributions arising on such reimbursement.

Options

As a matter separate from his employment by the Employer, the Executive may be granted additional options to acquire shares in Astex Pharmaceuticals, Inc., subject to and under the rules of the UK Sub-Plan to the US option plan (the “Plan”) from time to time in force and subject also to all other terms and conditions on which any such grant and/or subsequent exercise is made conditional.  In particular, the exercise of any options which may be granted under the Plan will be conditional upon the Executive signing a Joint Election Agreement (“Joint Election”) which is in a form approved by HM Revenue & Customs whereby the Executive assumes responsibility for any secondary (employer’s) Class 1 National Insurance contributions arising in respect of such grant, exercise, release, cancellation or other disposal, and the Executive transfers to himself as a matter of English law, the liability for the Class 1 National Insurance contributions which would otherwise fall on the Employer. For the avoidance of doubt the provisions of this paragraph are non-contractual and non-binding on the Employer.

9.                                      Place of Work

The Executive’s primary place of work will be at the Employer’s office in Cambridge or such other place within the United Kingdom as the Employer may reasonably require.

In addition the Executive will be required to work at such other places as the Employer may from time to time specify for the performance of the Executive’s duties.

If the Employer requires the Executive to change his residence the Employer will reimburse reasonable removal and other incidental expenses.  In addition, the Executive shall travel to such parts of the world as the Employer may direct or authorise.  If the Employer requires the Executive to work outside the United Kingdom for a period of more than one month it will provide him with written details of any reasonable terms and conditions which may apply to that work and his return to the United Kingdom.

10.                               Hours of Work

The normal working hours of the Executive are the normal business hours of the Employer, together with such additional hours as may be necessary for the proper performance of the Executive’s duties (without entitlement to additional remuneration).  The Executive will be entitled to an hour’s lunch break during each working day.

In addition the Executive shall be required to work at such other times as the Employer may reasonably require to meet the needs of the business.  The Executive will not receive additional payment for such further work. The Executive accepts that by signing this agreement he has agreed that regulation 4(1) of the Working Time Regulations 1998 shall not apply.  The Executive may terminate his agreement to the preceding provision by giving three months’ notice in writing.

11.                               Holidays

(a)                                  Annual Holidays

The Executive’s annual paid holiday entitlement is 25 working days in each holiday year.  Holiday entitlement will accrue pro-rata to each completed month of employment.

The Executive is required to submit a holiday request form to the CEO for approval for all periods of leave.

The holiday year runs from 1 January to 31 December.

It is not permitted to carry forward holiday entitlement from one holiday year to the next nor will payments in lieu be made in respect of holiday not taken in the relevant holiday year, other than in accordance with the Employer’s holiday policy from time to time in force.

The Executive must ensure that there is no unnecessary overlapping with the holidays of other staff who would be responsible for the Executive’s duties whilst he is on holiday.

Holiday pay on termination of employment will be calculated by establishing the number of days’ holiday accrued in the holiday year up to the date of termination and subtracting from this the number of days taken during the current holiday year.  The number of days remaining, if any, will be paid.

(b)                                 Public Holidays

In addition to annual holidays the Executive shall be entitled to paid holidays on all statutory and public holidays together with any additional holidays awarded by the Employer.

12.                               Sickness or Injury

(a)                                  If the Executive is absent from work due to sickness, subject to his compliance with the requirements of this clause, he will be entitled to be paid his salary for up to 90 days’ absence in any period of 12 consecutive months inclusive of any entitlement to statutory sick pay.  Without prejudice to any rights the Executive may have to payment under any permanent health insurance scheme, any further payments will be statutory sick pay only.

(b)                                 If the Executive is prevented by sickness from performing his duties properly, he shall report this fact promptly to the CEO on the first day of sickness together with an estimate of the period of absence envisaged.  Any change in the estimated period of absence must be notified as soon as possible.

If the absence continues for more than 5 continuous working days a “fit-note” from the Executive’s doctor should be submitted explaining the nature of the sickness or injury.

During all periods of absence due to sickness or injury the Executive should keep the Employer informed as to his likely date of return.

A Form SC2 (Self Certification of Sickness) is required in all cases of uncertified sickness.

At any time during the Employment, the Employer may require the Executive to undergo a medical examination at its expense, undertaken by a medical practitioner selected by the Employer.  The Executive shall undergo any requisite tests and fully co-operate with that medical practitioner and shall authorise him to disclose to and discuss with the Employer’s medical adviser the results of the examination and other matters which, in his opinion, might hinder or prevent the Executive from returning to work for any period of (in other circumstances) from properly performing the Executive’s duties at any time.

(c)                                  If the Executive’s absence exceeds 30 consecutive working days, the Employer will be entitled at its discretion to appoint a temporary replacement to cover the Executive’s period of absence.

(d)                                 If the Executive is absent for more than 12 weeks in any 12 month period due to sickness or injury then the Employer is entitled to terminate the employment subject to notice.

13.                               Health and Safety

The Executive is bound to comply with the duties imposed by the Health and Safety at Work Act 1974 or any substitution thereof or amendment or alteration thereto (“the Act”) and the Health and Safety Regulations made or to be made under the Act and in particular with the duties set out under section 7 of the Act which require an employee to:

(a)                                  take reasonable care for the health and safety of him or herself and of others who may be affected by his acts or omissions at work;

(a)                                  as regards any duty imposed on the Employer or any other person, co-operate with the Employer so far as is necessary to enable that duty to be performed or complied with.

14.                              Grievance Procedure

It is expected that most grievances may be resolved informally.  However, if the Executive wishes to raise a formal grievance relating to his employment he should raise it in the first instance in writing with the CEO setting out the nature of the grievance.  The CEO will then invite the Executive to a hearing to discuss the grievance. The hearing will be scheduled to allow time for the Employer to consider the issues raised.  After the meeting, the Employer will inform the Executive of the decision and of his right to appeal.

If the grievance is not satisfactorily resolved in this way then the Executive should appeal the matter in writing to the Compensation Committee.  The Compensation Committee will invite the Executive to an appeal hearing, following which the Compensation Committee shall communicate that decision in writing to the Executive.  The decision of the Compensation Committee shall be final.

This policy does not form part of the contract of employment, save and only to the extent expressly required by law. If the Executive wishes, he may be accompanied at either or both hearings by a colleague or trade union official.

15.                               Summary Dismissal

(a)                                  In the following circumstances, which are intended by way of example only of what may be regarded as gross misconduct, and not by way of a complete list, the Executive will be dismissed summarily by written notice to operate from the date of such notice and the Executive will not be entitled to any further payment under his terms of employment except such sum as has accrued and is due at the date of termination:

(i)            refusing to carry out any proper direction given in the course of the employment;

(ii)           improperly divulging to any third party any confidential or non-public information regarding the Employer, its employees or any person with whom the Employer deals;

(iii)          committing any act or divulging any information which is contrary to or damages the interests or objectives of the Employer;

(iv)          committing any criminal offence which in the opinion of the Employer makes the Executive unsuitable for the type of work that the Executive is employed to do or may reasonably be expected to do or which makes him unacceptable to other employees;

(v)           dishonest conduct;

(vi)          violent, obscene or abusive behaviour towards other employees or officers of the Employer;

(vii)         serious or wilful breach of the Executive’s duties;

(viii)        if the Executive is disqualified or prevented from membership of any regulatory body with which he is reasonably required to be registered or of which he is reasonably required to be a member for the proper performance of his duties to the Employer;

(ix)           if the warranties given by the Executive at clause 4 are found to be misleading or incorrect;

(x)            attending the Employer’s premises or engaging in the Employer’s business whilst under the influence of alcohol or unlawful drugs; or

(xi)                                any breach of the Bribery Act.

(b)                                 Any other serious or irreparable act or omission by the Executive may be regarded as gross misconduct where such act or omission is, in the reasonable opinion of the Employer likely to (or has) cause(d) serious harm to the business or reputation of the Employer.

16.                               Disciplinary Procedure

(a)                                  This disciplinary procedure does not form part of the Executive’s contract of employment (save and only to the extent that it may from time to time be required to do so by law).  The Employer accepts that it is in the interests of good relations with its staff to ensure that there is a fair and proper disciplinary procedure.

(b)                                 Any Executive who departs from normally expected standards or who violates the Employer’s rules will be liable to disciplinary action.

(c)                                  If disciplinary action which may lead to disciplinary measures is to be taken against the Executive (other than suspension under (d) and (e) below or issuing of a warning — where modified procedures may apply), the following procedure will normally apply. The Executive will receive a letter setting out the alleged conduct or other circumstances and inviting the Executive to attend a disciplinary hearing. The hearing will be set at a time and date to allow the Executive time to consider the allegations against him.  At the disciplinary hearing (which the Executive must take all reasonable steps to attend) the Executive will be given the opportunity to respond to the issues raised.  The decision on the hearing will be notified to the Executive after the hearing, along with details of the right to appeal. The Executive will have the right to be accompanied to any disciplinary hearing and subsequent appeal by a colleague or trade union official.

(d)                                 The Employer reserves the right to suspend the Executive on full pay pending investigation where the Employer has reasonable grounds to believe that the Executive’s continued employment might be prejudicial to the Employer’s business or other employees.

(e)                                  Disciplinary action will vary in accordance with the seriousness of the Executive’s offence.  Minor instances of wrongdoing may result in a verbal or written warning. More serious offences or repeated infringements may result in a final written warning. The most serious offences or repeated infringements following a final written warning may result in dismissal with or without notice.

(f)                                    The Executive may appeal against any disciplinary action taken to the Compensation Committee. The Executive will then be invited to attend an appeal hearing (and must take all reasonable steps to do so).  Following any such appeal, the Executive will be informed of the outcome.

17.                               Harassment

Astex Therapeutics Limited and Astex Pharmaceuticals, Inc. consider that unlawful harassment (including but not limited to harassment related to age, disability, gender reassignment, race, religion or belief, sex or sexual orientation and unwanted conduct of a sexual nature) in the workplace is unacceptable and will treat all complaints seriously.

If an employee feels that they have has been subjected to harassment, they should raise the matter with the CEO under the terms of the grievance procedure set out in clause 14 above.

An employee who is found to be the perpetrator of harassment will be liable to disciplinary action under the terms of the disciplinary procedure set out in clause 16 above.  The Employer may exercise its discretion as to the disciplinary measures which will be taken, depending on the nature of the conduct.

18.                               Data Protection

The Executive agrees that personal data relating to the Executive (including sensitive personal data such as medical details) may to the extent that it is reasonably necessary in connection with the Executive’s employment or the business of the Employer:

(a)                                  be collected and held (in hard copy and computer readable form) and processed by the Employer; and

(b)                                 be disclosed to:

(i)            other employees of the Employer and the Employer’s group companies;

(ii)           any other persons as may be reasonably necessary (such as third party benefit providers or administrators) or as authorised by the Executive; or

(iii)          as otherwise required or permitted by law.

This consent applies regardless of the country to which the data is to be transferred.  Where the disclosure or transfer is to a destination outside the European Economic Area, the Employer shall take reasonable steps to ensure that the Executive’s personal data continues to be adequately protected, though the Executive may no longer have rights under data protection law.

If the Executive has any queries regarding the Executive’s personal data, these should be raised with the CEO.

19.                               Deductions

The Executive consents to the deduction from any sum otherwise payable to the Executive by reason of his employment (or its termination) the value of any claim of whatever nature and in whatever capacity that the Employer may bona fide have against the Executive, including but not limited to:

(a)                                  overpayment of wages;

(b)                                 overpayment in respect of expenses incurred by the Executive in carrying out his duties;

(c)                                  advances on wages which the Employer may from time to time make to the Executive; and

(d)                                 negligence, breach of this agreement or breach of duty, in each case by the Executive.

The Executive further consents that the Employer has the right to deduct from the Executive’s salary or other sums due to the Executive a sum in respect of accrued holiday entitlement if at the date of termination of the Executive’s employment he has taken in excess of his accrued holiday entitlement.

20.                               Entire Agreement

This contract together with the Confidentiality and Proprietary Information Agreement between the Employer, Astex Pharmaceuticals, Inc. and the Executive comprise the entire agreement between the parties and supersedes all prior contracts, agreements and promises.

21.                               Choice of Law

This contract shall be governed by and construed in accordance with the law of England and Wales and each party to this agreement submits to the non exclusive jurisdiction of the courts and tribunals of England and Wales.

Executed as a deed on the day and in the year first written above.

EXECUTED as a DEED	)
for and on behalf of	)
ASTEX THERAPEUTICS LIMITED	)
by:-)
/s/ James S.J. Manuso
Director

/s/ Neil Jones
Secretary

EXECUTED as a DEED by	)
the EXECUTIVE	)
)
)

/s/ Harren Jhoti

the Executive

in the presence of:

Witness:

Name:

Address: